EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
A Smart Move L.L.C.
Denver, Colorado
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2006, relating to the financial statements of A Smart Move L.L.C. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Anton Collins Mitchell LLP
Anton Collins Mitchell LLP
Denver, Colorado
December 6, 2006